EXHIBIT 10.1
                                                                    ------------


                                                            [NEXEN LOGO OMITTED]

                                  NEXEN INC.
                                  801 - 7th Ave SW Calgary, AB Canada T2P 3P7
                                  T 403 699-4000 F 403 699-5776 www.nexeninc.com


January 28, 2005



Mr. Thomas A. Sugalski
[address omitted]

         Re:      TERMINATION OF EMPLOYMENT AND SPECIAL SEPARATION AGREEMENT

Dear Tom:

         This letter confirms our discussions regarding the termination of your employment with Nexen Inc. ("Nexen"). The terms set forth below constitute Nexen's offer and, by your signature, your acceptance of this proposed Special Separation Agreement (the "Agreement"). On behalf of Nexen, I want to express my appreciation for your past service and contributions, and wish you success in your future endeavors.

1. TERMINATION DATE AND RETIREMENT DATE. Your employment with Nexen will terminate effective July 31, 2005 (the "Termination Date"). Your effective retirement date will be August 1, 2005 (the "Retirement Date").

2. RESIGNATION FROM CORPORATE OFFICES. Effective as of a mutually agreeable date before the Retirement Date, you agree to, and will, resign from all corporate offices you hold with Nexen and all affiliates of Nexen, including but not limited to Nexen Chemicals (B.C.), Ltd.; Nexen Chemicals Canada Limited Partnership; Nexen Chemicals Canada Ltd.; Nexen Chemicals Holdings U.S.A., Inc.; Nexen Chemicals U.S.A.; and Nexen Chemicals U.S.A., Inc.

3. PAYMENTS AND BENEFITS. Regardless of whether you accept this Agreement, you will receive the following payments and benefits in accordance with Nexen's existing policies, or at Nexen's discretion, pursuant to your employment with Nexen and your participation in Nexen's benefit plans:

         (a) REGULAR BASE SALARY. You are entitled to payment of your regular base salary through the Termination Date.

         (b) VACATION BENEFITS. You are entitled to payment for your accrued and unused vacation leave benefits as of the Termination Date.

         (c) RETIREMENT PENSION BENEFITS. Upon your termination of employment as of the Termination Date, you will be entitled to receive benefits in accordance with the terms of the Nexen Pension Plan, the Nexen Savings Plan, and the Nexen

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Mr. Thomas A. Sugalski
January 28, 2005
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                  Chemicals U.S.A. Inc. Restoration Plan. You may contact Judy
                  Williams for your plan balances and for information regarding distributions.

         (d) PRE-RETIREMENT HEALTH AND WELFARE BENEFITS. You are entitled to continue your health and welfare benefits until the Termination Date to the extent permitted and in accordance with the terms of the applicable Nexen plan.

         (e) POST-RETIREMENT HEALTH AND WELFARE BENEFITS. As of the date you are no longer entitled to active employee coverage under the Nexen U.S. health benefits program, you will be entitled, at your option, to either COBRA continuation coverage or post-retirement health and welfare benefits under Nexen's U.S. program. If you decline coverage under the Nexen Retiree Medical Benefits Program upon initial eligibility, or thereafter, your eligibility for post-retirement health and welfare benefits will end permanently, subject to your COBRA continuation rights. You may contact Judy Williams for further details regarding Nexen's post-retirement health and welfare benefits. Nexen understands that you are also entitled to post-retirement health and welfare benefits under the Occidental Petroleum Corporation Retiree Medical Benefits Plan. If you elect to participate in the Occidental Petroleum Corporation Retiree Medical Benefits Plan, you will not be eligible for post-retirement health and welfare benefits under Nexen's U.S. Program. For your convenience, a copy of Nexen's letter dated December 15, 2000, detailing your retirement from Occidental Petroleum Corporation, is enclosed for your review.

         (f) 2004 INCENTIVE BONUS. You are entitled to payment of your incentive bonus payment for the year 2004, as approved by Nexen's Board of Directors. Nexen will make such payment at the same time as it pays 2004 incentive bonus payments to similarly situated executive employees. Nexen expects to make such payments in March 2005. Your 2004 incentive bonus payment will be pensionable under the existing terms of the arrangement for Executive Officers of Nexen (pensionable to the lesser of target or actual payment).

         (g) LONG-TERM INCENTIVES. Based on your participation in Nexen's Stock Option Program, which provides for continued vesting and opportunity to exercise options for a period of 18 months following retirement, you are entitled to have options vested in accordance with Nexen's Stock Option Program for a period of 18 months after the Retirement Date. All outstanding options, vested and unvested, will therefore expire on January 31, 2007. A table illustrating your option holdings with vesting status as of the Retirement Date and January 31, 2007 is enclosed for your reference. You may contact Sylvia Groves regarding any options transactions.

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Mr. Thomas A. Sugalski
January 28, 2005
Page 3


         (h) OTHER BENEFITS. Unless otherwise specified in this Agreement, you are entitled to payment or other entitlement, in accordance with the terms of the applicable plan or other benefit, of any benefits to which you have vested entitlement as of the Termination Date under the terms of employee benefit plans established by Nexen.

         The amounts paid in accordance with this paragraph are gross amounts, subject to lawful deductions, including any deductions you have previously authorized in writing. Any amounts under subparagraphs (a) and (b) of this paragraph not paid to you before the Termination Date will be paid to you in one (1) lump sum on or within seven business days from the Termination Date.

4. SPECIAL SEPARATION BENEFITS. Contingent upon your acceptance of the terms of this Agreement and in consideration of your undertakings set forth in Paragraphs 6 (General Release), 7 (Confidentiality, Cooperation, Nonprosecution, and Nondisparagement), and 8 (Agreement to Waive Certain Rights) of this Agreement, Nexen offers you, in addition to the payments and benefits you will receive pursuant to Paragraph 3, the following Special Separation Benefits:

         (a) BASE SALARY. Payment of $626,000, which is approximately 24 months' of your regular base salary.

         (b) TARGET BONUS. Payment of $250,400, which is approximately 40% of your regular base salary and your target bonus for 24 months after the Effective Date.

         (c) BENEFITS UPLIFT. Payment of $81,380, which represents a benefits uplift of approximately 13% for 2005.

         (d) VEHICLE ALLOWANCE. Payment of $28,800, which is approximately 24 months' of your vehicle allowance.

         (e) EXECUTIVE OUTPLACEMENT SERVICES. If you elect to receive executive outplacement services, payment of up to $25,000 to the company with which Nexen currently contracts in Houston, Texas to provide such services to its employees.

         The amounts paid in accordance with subparagraphs (a)-(d) of this paragraph are gross amounts, subject to lawful deductions, including any deductions you have previously authorized in writing. The amounts paid in accordance with subparagraphs (a)-(d) of this paragraph will be paid to you in one (1) lump sum on or within seven business days from the Termination Date.

5. RETURN OF PROPERTY. Whether or not you accept the terms of this Agreement, you must return to Nexen any and all items of its property, including without limitation keys, badge/access card, computers, software, cellphones, calculators, equipment, credit cards, forms, files,

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Mr. Thomas A. Sugalski
January 28, 2005
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         manuals, correspondence, business records, personnel data, lists of employees, salary and benefits information, customer lists and files, lists of suppliers and vendors, price lists, contracts, contract information, marketing plans, brochures, catalogs, training materials, product samples, computer tapes and diskettes or other portable media, computer-readable files and data stored on any hard drive or other installed device, and data processing reports, and any and all other documents or property in your possession or under your control. If you have any property of Nexen that is not immediately available to you, please make arrangements for its prompt return. By your signature below, you represent that you have complied with these requirements.

6. GENERAL RELEASE. IN CONSIDERATION OF THE MUTUAL PROMISES AND UNDERTAKINGS IN THIS AGREEMENT AND THE SPECIAL SEPARATION BENEFITS DESCRIBED IN PARAGRAPH 4, YOU AND YOUR FAMILY MEMBERS, HEIRS, SUCCESSORS, AND ASSIGNS (COLLECTIVELY THE "RELEASING PARTIES") HEREBY RELEASE, ACQUIT, AND FOREVER WAIVE AND DISCHARGE ANY AND ALL CLAIMS AND DEMANDS OF WHATEVER KIND OR CHARACTER, KNOWN OR UNKNOWN, WHETHER VICARIOUS, DERIVATIVE, OR DIRECT, THAT YOU OR THEY, INDIVIDUALLY, COLLECTIVELY, OR OTHERWISE, MAY HAVE OR ASSERT AGAINST: (A) NEXEN
         INC.; (B) ANY ENTITY AFFILIATED WITH NEXEN INC., INCLUDING BUT NOT LIMITED TO NEXEN CHEMICALS U.S.A., INC. AND NEXEN PETROLEUM U.S.A., INC.; (C) ANY PAST OR PRESENT OFFICER, DIRECTOR, OR OTHER EMPLOYEE OF THE ENTITIES JUST NAMED IN (A)-(B), IN THEIR INDIVIDUAL AND OFFICIAL CAPACITIES; OR (D) ANY PARTNER, FIDUCIARY, AGENT, REPRESENTATIVE, VOLUNTEER, INSURER, ATTORNEY, OR ANY SUCCESSORS AND ASSIGNS OF THE ENTITIES JUST NAMED IN (A)-(C) (COLLECTIVELY THE "RELEASED PARTIES"). THIS GENERAL RELEASE INCLUDES BUT IS NOT LIMITED TO ANY CLAIM OR DEMAND BASED ON ANY FEDERAL, STATE, OR LOCAL STATUTORY OR COMMON LAW OR CONSTITUTIONAL PROVISION THAT APPLIES OR IS ASSERTED TO APPLY, DIRECTLY OR INDIRECTLY, TO THE FORMATION, CONTINUATION, OR TERMINATION OF YOUR EMPLOYMENT RELATIONSHIP WITH NEXEN, INCLUDING BUT NOT LIMITED TO THE AGE DISCRIMINATION IN EMPLOYMENT ACT ("ADEA"). THIS GENERAL RELEASE DOES NOT APPLY TO (I) ANY RIGHTS OR CLAIMS UNDER THE ADEA THAT MAY ARISE AFTER THE DATE THE EFFECTIVE DATE OF THIS AGREEMENT AS DEFINED BY PARAGRAPH 14; (II) ANY RIGHTS OR CLAIMS TO INDEMNIFICATION TO WHICH YOU ARE ENTITLED AS AN OFFICER, DIRECTOR, FORMER OFFICER, OR FORMER DIRECTOR OF NEXEN OR ANY ENTITY AFFILIATED WITH NEXEN; OR (III) ANY RIGHTS OR CLAIMS RELATING TO THE BREACH OR ENFORCEMENT OF THIS AGREEMENT.

7. CONFIDENTIALITY, COOPERATION, NONPROSECUTION, AND NONDISPARAGEMENT. You agree that:

         (a) CONFIDENTIALITY. The fact and terms of this Agreement shall be and remain confidential, and shall not be disclosed by you to any party other than your spouse, attorney, and accountant or tax return preparer, and except as otherwise may be required by law, regulation, or judicial process. The fact and terms of this Agreement shall be and remain confidential, and shall not be disclosed by Nexen to any party, except as otherwise may be required by law, regulation, or judicial process; provided, however, that that Nexen may disclose the fact and terms of

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Mr. Thomas A. Sugalski
January 28, 2005
Page 5


                  this Agreement to those of its directors, officers, employees, and representatives who need to know such information for the purpose of administering this Agreement.

         (b) COOPERATION. You will reasonably cooperate with Nexen or any of the other Released Parties, at their reasonable request, in any pertinent pending and future litigation, investigations, arbitrations, and/or other fact-finding or adjudicative proceedings, public or private, involving Nexen or any of the other Released Parties. This obligation includes but is not limited to your meeting with counsel for Nexen or the other Released Parties at reasonable times upon their request, and providing testimony in court, before an arbitrator or other convening authority, or upon deposition that is truthful, accurate, and complete, according to information known to you. If you appear as a witness in any pending or future litigation, arbitration, or other fact-finding or adjudicative proceeding at the request of Nexen or any of the other Released Parties, Nexen agrees to reimburse you, upon submission of substantiating documentation, for necessary and reasonable expenses incurred by you as a result of your testifying.

         (c) NONPROSECUTION. Except as requested by Nexen, or as permitted or compelled by law or judicial process, you will not assist, cooperate with, or supply information of any kind to any individual or private-party litigant or their agents or attorneys (i) in any proceeding, investigation, or inquiry raising issues involving the formation, continuation, or termination of your employment relationship with, or the employment of other persons by, Nexen or any of the other Released Parties, or (ii) in any other litigation against Nexen or any of the other Released Parties.

         (d) NONDISPARAGEMENT. Except as permitted or compelled by law or judicial process, you will not knowingly make to any other parties any statement, oral or written, which directly or indirectly impugns the quality or integrity of Nexen's or any of the other Released Parties' business or employment practices, or any other disparaging or derogatory remarks about Nexen or any of the other Released Parties.

8.       AGREEMENT TO WAIVE CERTAIN RIGHTS.

         (a) RIGHT TO OTHER RELIEF NOT PROVIDED IN THIS AGREEMENT. Except as provided in this Agreement, you agree to irrevocably waive any right to monetary recovery from the Released Parties, whether sought directly by you or in the event any administrative agency or other public authority, individual, or group of individuals should pursue any claim on your behalf; and you will not request or accept from the Released Parties, as compensation or damages related to your employment or the termination of your employment by Nexen, anything of value that is not provided for in this Agreement.

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Mr. Thomas A. Sugalski
January 28, 2005
Page 6


         (b) RIGHT TO A JURY TRIAL. You agree to irrevocably waive the right to trial by jury with respect to any claim arising from this Agreement or the formation, continuation, or termination of your employment relationship with Nexen.

9. NONADMISSION OF LIABILITY OR WRONGDOING. This Agreement does not in any manner constitute an admission of liability or wrongdoing on the part of you, Nexen, or any of the other Released Parties, but you, Nexen, and the other Released Parties expressly deny any such liability or wrongdoing; and, except to the extent necessary to enforce this Agreement, neither this Agreement nor any part of it may be construed, used, or admitted into evidence in any judicial, administrative, or arbitral proceedings as an admission of any kind by you, Nexen, or any of the other Released Parties.

10. AUTHORITY TO EXECUTE. You represent and warrant that you have the authority to execute this Agreement on behalf of all the Releasing Parties.

11. GOVERNING LAW AND INTERPRETATION. This Agreement and the rights and duties of the parties under it shall be governed by and construed in accordance with the laws of the State of Texas, without regard for any conflicts of laws principles. If any provision of this Agreement is held to be unenforceable, such provision shall be considered separate, distinct, and severable from the other remaining provisions of this Agreement, and shall not affect the validity or enforceability of such other remaining provisions; and in all other respects, this Agreement shall remain in full force and effect. If any provision of this Agreement is held to be unenforceable as written but may be made to be enforceable by limitation, then such provision shall be enforceable to the maximum extent permitted by applicable law. The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties.

12.      BREACH OF AGREEMENT.

         (a) Should you fail to comply with any of your obligations as set forth in this Agreement, and not cure such failure within ten
                  (10) calendar days of your receipt of written notice from Nexen specifying in reasonable detail the failure to comply, Nexen will have no obligation to make payment of the Special Separation Benefits described above, but all other provisions of this Agreement shall remain in full force and effect.

         (b) If, notwithstanding your release of claims as described in Paragraph 6 above, you or any other of the Releasing Parties (or any other party asserting any claim derivative of your own) should nonetheless proceed to make any such claims against Nexen or any of the other Released Parties by bringing an action in a federal, state, or municipal court, then in addition to any other legal or equitable remedies available to Nexen for your breach of this Agreement, Nexen may seek,

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Mr. Thomas A. Sugalski
January 28, 2005
Page 7


                  and the court hearing the claims may hold you liable for, Nexen's damages and costs, including attorney's fees, incurred in defending against your claims. The foregoing provision does not apply with respect to an action (i) brought under the ADEA in which the general release provisions of this Agreement are challenged, or (ii) to enforce any of your rights set forth in this Agreement.

13. EXPIRATION OF OFFER. Nexen's offer of the Special Separation Benefit described in Paragraph 4 above will expire at 5:00 p.m. on February 19, 2005, a period of more than 21 calendar days after you were provided with the terms of this Agreement for your consideration. You may accept this offer at any time before expiration by signing this letter in the space provided below, and returning it to me. Whether or not you execute this Agreement, you will receive the items set forth in Paragraph 2, and are required to follow the obligations set forth in Paragraph 5.

14. EFFECTIVE DATE. This Agreement will become effective and enforceable upon the expiration of seven calendar days after your execution and return of the Agreement to me (the "Effective Date"); provided, however, that Nexen shall have no right to revoke or terminate this Agreement after you have signed this Agreement and returned it to me. At any time before the Effective Date of this Agreement, you may revoke your acceptance by notifying me of your revocation in writing.

15. CONSIDERATION. Whether expressly stated in this Agreement or not, all obligations that you assume and undertakings that you make by executing this Agreement are understood to be in consideration of the mutual promises and undertakings in this Agreement and the Special Separation Benefits offered to you in Paragraph 4. Further, by executing this Agreement, you acknowledge and agree that neither Nexen nor any of the other Released Parties has any legal obligation to provide the Special Separation Benefits to you.

16. ENTIRE AGREEMENT; SUCCESSORS AND ASSIGNS; AND INUREMENT. This Agreement contains and constitutes the entire understanding and agreement between you and Nexen as to its subject matter, and may be modified only by a writing of contemporaneous or subsequent date executed by both you and an authorized official of Nexen. From and after the Effective Date, this Agreement shall inure to the benefit and be binding upon the parties hereto and their respective heirs, executors, administrators, successors, and assigns.

17. CONSULTATION WITH AN ATTORNEY. You have the right, and are encouraged by this paragraph, to consult with an attorney before executing this Agreement.

18. VOLUNTARY AGREEMENT. You acknowledge that your execution of this Agreement is knowing and voluntary, and that you have had a reasonable time to deliberate regarding its terms.

                    ________________________________________

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Mr. Thomas A. Sugalski
January 28, 2005
Page 8


         If you agree with the above provisions, please execute both copies of this letter in the space provided below. You should return one executed original to me, and maintain the other executed original in your files. Upon the expiration of seven calendar days after the date of your execution and return of this Agreement, unless revoked by you within that period, it shall then constitute a valid and binding agreement between you and Nexen.

                                      Sincerely,

                                      NEXEN INC.


                                      By: /s/ Nancy F. Foster
                                          --------------------------------------
                                          Nancy F. Foster
                                          Vice President
                                          Human Resources and Corporate Services

Enclosures

ACCEPTED AND AGREED TO:


/s/ Thomas A. Sugalski
-----------------------
Thomas A. Sugalski

Date Signed: February 2, 2005